Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-149990, No. 333-139415, No. 333-121092, No. 3324958, and No. 3349817 on Form S-8 of McDonald s Corporation Profit Sharing and Savings Plan of our report dated June 11, 2009, appearing in this Annual Report on Form 11-K of McDonald’ s Corporation Profit Sharing and Savings Plan for the year ended December 31, 2008.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

June 11, 2009